Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Virtus Equity Trust of our reports dated November 20, 2018, relating to the financial statements and financial highlights, which appear in Virtus Equity Trust’s Annual Reports on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the heading “Financial Statements and Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 12, 2018